Exhibit 99.1
Aerohive Networks® Announces Preliminary First Quarter 2019 Financial Results
Schedules Earnings Call for May 8
MILPITAS, CA — April 15, 2019 — Aerohive Networks (NYSE: HIVE), a leader in cloud-managed networking, today announced preliminary results for the first quarter ended March 31, 2019, based upon preliminary unaudited financial information.
Revenue for the first quarter is expected to be approximately $33 million, which is below the Company's previously stated guidance of $36 million to $38 million provided on February 6, 2019.
The Company believes approximately half of the revenue shortfall to be primarily due to sales execution issues in the United States, and the other half to be primarily due to two mix shifts in the quarter:

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An unexpected shift in unit product mix from mid- to lower-priced access points. Revenue on lower-priced access point business is more heavily weighted toward deferred subscription revenue. The Company believes this mix shift was an anomaly in the quarter and not an indication of a future trend, and Wi-Fi 6 (802.11ax) access point business in the quarter increased sequentially from 15% to 20% of total Wi-Fi business.

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A faster-than-expected transition from licenses to multi-year subscriptions. While demonstrating increasing acceptance of Aerohive’s subscription-based cloud offering, it resulted in a greater portion of revenue being deferred.

These mix shifts resulted in the Company recognizing a higher portion of shipment value as deferred revenue in the quarter. This generated record deferred revenue balances, but also reduced in-quarter product revenue.
On a GAAP basis, the Company expects net loss per share for the first quarter to be in the range of $0.15 to $0.16, compared with previously stated guidance of a net loss of $0.08 to $0.10 per share. On a non-GAAP basis, the Company expects net loss per share to be in the range of $0.09 to $0.10, compared with previously stated guidance of a net loss of $0.01 to $0.03 per share. The difference in the expected GAAP and non-GAAP results is primarily stock-based compensation expense.
“While we are disappointed with sales execution in the US and are implementing measures to improve in this region, we see clear signs that the US education market is returning to growth and believe we are well-positioned to benefit. The 2019 E-rate cycle resulted in a 55% year-over-year increase in funding requests for Aerohive products and over 10% market share of all funding requested for ‘wireless data distribution,’ as reported by E-rate Profit Works. We expect E-rate orders to begin to flow in the second quarter but primarily to contribute to results in the second half of the year,” stated David Flynn, president and chief executive officer, Aerohive Networks. “In the second quarter we expect to see continued progress in our migration to a more SaaS-like business model, as market demand is dictating more cloud-based subscription services and this revenue line continues to grow in the high teens year-over-year.”
During the first quarter of 2019, Aerohive achieved the following milestones:

•	Continued year-over-year revenue growth in EMEA;

•	Subscription and support revenue showed approximately 17% year-over-year growth;

•	Deferred revenue balances grew by approximately 16% year-over-year;

•	The Company was cash generative over the 12-month period ended March 31, 2019.
These preliminary, unaudited results are based on management's initial review of operations for the first quarter ended March 31, 2019 and remain subject to completion of the Company's customary quarterly closing and review procedures.
There will not be a conference call in conjunction with this press release.
First Quarter 2019 Conference Call to be held on May 8, 2019
Aerohive Networks will release full results for the first quarter 2019 in its regularly scheduled earnings release and conference call after the U.S. markets close on Wednesday, May 8, 2019. The conference call and live webcast for analysts and investors will take place at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) that day. The call may be accessed by dialing 334-323-0509 and providing the passcode 7886738. A live and archived audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at https://ir.aerohive.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Aerohive operating performance and preliminary results for its first quarter of fiscal year 2019; the Company’s expectations that it will be able to implement and benefit from improved sales execution measures in its U.S. and other sales regions; the Company’s expectation that it will continue to migrate its business and benefit from a SaaS model; and that the Company will over the course of the current fiscal year benefit from an anticipated increase in education spending under the federal E-rate program.
These forward-looking statements are based on current expectations and are subject to completion of the Company’s customary year-end and quarterly closing and review procedures. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of completion of these procedures. In addition, forward-looking statements in this press release are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: the Company’s ability to grow its Dell-related business through OEM partnerships; the Company’s ability to successfully sell new products and technologies, including a strengthened solution based on a mature HiveManager NG product and a new full-stack solution that adds SD-WAN to Access Switching and Wi-Fi products and new AP form factor that will simplify enterprise Wi-Fi deployments and topologies; the Company’s ability to capitalize on changing industry trends, including capitalizing on the transition to 802.11ax as a frontrunner in delivering new 802.11ax access points; the Company’s ability to expand its hospitality presence; the Company’s ability to continue to attract, integrate, retain and train skilled personnel, especially skilled R&D and sales personnel, in general and in specific regions; the Company’s ability to develop and expand its revenue opportunities and sales capacity and improve the effectiveness of its channel; the Company’s ability to improve its operating and sales execution, general demand for wireless networking in the industry verticals the Company targets or demand for Aerohive products in particular; unpredictable and changing market conditions and risks associated with the deployment, performance and adoption of the Company’s new products and services; competitive pressures from existing and new companies, including pricing pressures; changes in the mix and selling prices of the Company’s products; and general market, political, regulatory, economic and business conditions in the United States and internationally, as well as inherent uncertainties, risk and changes in circumstances.
Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at https://ir.aerohive.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Aerohive’s preliminary results for its first quarter of fiscal year 2019 reported in this press release include non-GAAP net loss per share as a financial measure.
The Company defines non-GAAP net loss per share to exclude share-based compensation, adjustments to internal-use software amortization, and certain charges related to litigation.
The Company has included certain non-GAAP financial measures in this press release because the Company believes they are key measures which can be used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.
Although investors frequently use non-GAAP financial measures in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations, as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the expense related to stock-based compensation, which is an ongoing expense for the Company;

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although amortization of internal-use software is a non-cash charge, the assets being amortized often will have to be replaced in the future, and the non-GAAP measures do not reflect any future cash requirement for such replacements;

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excluding certain expenses associated with litigation in the quarter or fiscal year does not reflect the impact on our ongoing operations over these periods of the cash requirement to defend such or other litigation;

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other companies, including companies in our industry, may not exclude these as non-GAAP financial measures or may include them but calculate them differently, which reduces their usefulness as a comparative measure.

Because of these and other limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.
About Aerohive Networks
Aerohive® uses Cloud Management, Machine Learning, and Artificial Intelligence to radically simplify and secure the Access Network. Our Cloud-Managed Wireless, Switching, Routing, and Security technologies provide unrivalled flexibility in deployment, management, and licensing. Credited with pioneering Controller-less Wi-Fi and Cloud Management, Aerohive delivers continuous innovation at Cloud-speed that constantly challenges the industry norm, allowing customers to rethink what's possible. Our innovations and global cloud footprint radically simplify Access Network operation for 30,000+ customers and 10+ million daily users. See how at https://www.aerohive.com/customers.
Aerohive was founded in 2006 and is headquartered in Milpitas, CA. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, or become a fan on our Facebook page.

“Aerohive” and “Aerohive Networks” are registered trademarks of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners.  All rights reserved.

Investor Relations Contact:
The Blueshirt Group
Melanie Solomon
(408) 769-6720
ir@aerohive.com

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